UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2019

AMERICAN INTERNATIONAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50912	88-0225318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3990 Vitruvian Way, Suite 1152, Addison, TX 75001

(Address of principal executive offices) (Zip Code)

11222 Richmond Avenue, Suite 195, Houston, Texas 77082

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On October 18, 2019, Legend Nutrition, Inc. (“Legend”), a wholly owned subsidiary of American International Holdings Corp (“AMIH” or the “Company”) entered into an Asset Purchase Agreement with David Morales (the “Asset Purchase Agreement”) to acquire all of the assets associated with and related to a retail vitamin, supplements and nutrition store located in Mckinney, TX and currently identified and doing business as “Ideal Nutrition.” Pursuant to the Asset Purchase Agreement, Legend purchased a variety of assets including software, contracts, bank and merchant accounts, products, inventory, computers, security systems and other intellectual properties (the “Assets”). Legend is continuing to operate the business as Ideal Nutrition and intends to officially rebrand as Legend Nutrition in the upcoming months.

For consideration of the Assets, Legend issued to Mr. Morales a promissory note in the amount of Seventy-Five Thousand US Dollars ($75,000) bearing an interest rate of five percent (5%) per annum and with a maturity date of one year (the “Promissory Note”).

The foregoing description of the Asset Purchase Agreement and Promissory Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement and Promissory Note, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment Agreement with Michael Ladner

Concurrent with the Asset Purchase Agreement, Legend entered into an Employment Agreement with Michael Ladner to serve as its Chief Executive Officer (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Ladner will receive an annual base salary of $60,000 per annum and shall increase to $100,000 per annum starting January 1, 2020 through October 18, 2021. In addition, Mr. Ladner shall be eligible to receive cash performance bonuses equal to five percent (5%) of the net profits generated by each Legend Nutrition store location while the Mr. Ladner is employed by Legend. Further, Mr. Ladner may participate in equity incentive programs as determined by the Company from time to time. The Employment Agreement has a two-year term, provided, however, after the end of the term, the agreement will automatically renew for successive one-year terms.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

A press release announcing the Asset Purchase Agreement and Mr. Ladner as the Chief Executive Officer of Legend Nutrition is furnished with this report as Exhibit 99.1.

In accordance with General Instructions B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description

1.1	Asset Purchase Agreement and Promissory Note, dated as of October 18, 2019 by and among Legend Nutrition, Inc. and David Morales.

1.2	Employment Agreement, dated as of October 18, 2019 by and among Legend Nutrition, Inc. and Michael Ladner.

99.1	Press Release, dated as of November 12, 2019.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Exchange Act. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance, and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate.

Any forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks more fully described in AMIH’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. AMIH assumes no obligation to update any forward-looking information contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL HOLDINGS CORP

Dated: November 12, 2019	By:	/s/ Jacob D. Cohen
	Name:	Jacob D. Cohen
Chief Executive Officer